EXHIBIT 10.3

                              CONSULTING AGREEMENT

          THIS CONSULTANT AGREEMENT ("Agreement") made by and between, MG Studios, Inc., ("Consultant"), and JB Toys, LLC and Raven Animation, Inc. two wholly owned subsidiaries of Raven Moon Entertainment Inc. (the "Company") (collectively the "Parties").

          WHEREAS, the Company desires to develop and market products and services offered from time to time by the Company, ("Products and Services"), to potential customers of the Products and Services; and

          WHEREAS, the Consultant is, among other things, an experienced director, editor, animator, graphics designer, sound designer, photographer, writer, storyboard consultant, video, CD and DVD duplicator, soundstage and production services consultant, television and audio production technician; and

          WHEREAS, the Company desires to utilize the services of the Consultant to promote and develop a market for the Company's Products and Services; and

          NOW THEREFORE, in consideration of the premises and mutual covenants set forth in this Agreement, the Parties hereby agree as follows:

     1. Scope of Services. The Company hereby retains the Consultant to assist the company as director, editor, animator, graphics designer, sound designer, photographer, writer, storyboard consultant, video, CD and DVD duplicator, soundstage and production services consultant, television and audio production technician on an as needed basis for promotion and production to the Company's Products and Services. The Consultant will assist the company with its promotion and marketing operations, public relations and publicity matters, television production, music production and live concert and promotional appearances at conventions and out of town meetings, print ads, television and radio commercials, billboards, astro-vision and jumbo-tron screen advertising, and public service announcements for broadcast on television and radio, and music promotion. The Consultant will promote the Company's Products and Services to the general public and assist in the licensing and merchandising of the Company's designs, logos, characters and music at the discretion of the CEO of the Company.

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     2.   Term, Contingency and Effective Date.


          A. The Term of this Agreement is One (1) year and is subject to the termination provisions of this Agreement.

          B. This entire Agreement and the effective date of this Agreement are contingent upon SEC approval of the Company's SB-2 plan and the mutual termination of any other Consulting Agreements between the Parties.

          C. The Effective Date of this Agreement shall be the 1st day of the first full month following SEC approval of the Company's SB-2 plan and the mutual termination of any other Consulting Agreements between the Parties.

          D. Notwithstanding the foregoing, the Parties agree that the Company shall be entitled to terminate this Agreement for any reason at its sole discretion upon five (5) business days written notice, which written notice shall be effective upon mailing by first class mail or hand delivery accompanied by facsimile transmission or email to the Consultant at the address and telecopier number last provided by the Consultant to the Company. Termination, with or without cause shall be determined solely and exclusively by the Company for non-performance, conflicts of interest, a violation of any rule or regulation of any regulatory agency, the unlicensed practice of law or any other licensed professional service, and other neglect, act or omission detrimental to the Company or the Company's business, material breach of this Agreement or any unauthorized disclosure of any of the secrets or confidential information of the Company, dishonesty, morals or any other reason including non-cause and determined exclusively by the CEO of the Company.

     3.   Compensation.

          3.1 The Company agrees to register Two Billion Six Hundred Eighty Million (2,680,000,000) shares of restricted stock of Raven Moon Entertainment, Inc., ("RVMN"), in the name of MG Studios, Inc. in an SB-2 Registration within Thirty (30) days of the acceptance of the SB-2 by the SEC. The Company shall hold the restricted shares in an escrow account until such time as they are due the Consultant under the terms of this Agreement.

          3.2 As compensation for the Consultant's services enumerated herein, Consultant shall be entitled to receive Four Hundred Fifty-Eight Thousand Three Hundred and Thirty-Three Dollars and Thirty Three Cents ($458,333.33) per month worth of free trading shares of RVMN delivered from the escrow account. Monthly payments are due on or before the first business day of each month. If payment is made in RVMN stock,

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          the Consultant shall be entitled to receive the RVMN stock based on a
          Twenty-Five Percent (25%) discount from the closing per share "bid" price on the last trading day prior to the day the Company issues the shares.

          3.3 Options. The Consultant shall have the right to purchase One Hundred Thousand Dollars ($100,000) per month worth of RVMN restricted stock at a Seventy Five Percent (75%) discount from the closing per share "bid" price on the last trading day prior to the day the Consultant exercises its Option. Should the Consultant exercise the Option described herein, the Company shall deliver the shares to the Consultant from the escrow account upon receipt of a check from the Consultant. The Option shall expire after twelve (12) months. All options will be registered in the S3 registration.

     4. Confidentiality. The Consultant covenants that all information concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of the Company nor shall the confidential information be disclosed by the Consultant to any third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential, or return to the Company copies of any confidential information that (i) was publicly known at the time of disclosure to Consultant, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) is lawfully disclosed to the Consultant by a third party.

     5. Independent Contractor. The Consultant and the Company hereby acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall he take any action from which others might reasonably infer that the Consultant is a partner or agent of, or a joint venturer with the Company. In addition, the Consultant shall take no action, which, to the knowledge of the Consultant, binds, or purports to bind, the Company to any contract or agreement.

     6.   Miscellaneous.

          (a) Entire Agreement. This Agreement contains the entire agreement between the Parties, and may not be waived, amended, modified or supplemented except by agreement in writing signed by the Party against whom enforcement of any waiver, amendment, modification or supplement is sought. Waiver of or failure to exercise any rights provided by this Agreement in any respect shall not be deemed a waiver of any further or future rights.

          (b) Governing Law. This Agreement shall be construed under the laws of the State of Florida, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Orlando, FL.

          (c) Successors and Assigns. This Agreement shall be binding upon the Parties, their successors and assigns, provided, however, that the Consultant shall not permit any other person or entity to assume these obligations hereunder without the prior written approval of the Company.

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          (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which when taken together shall constitute one agreement.

          (e) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.



     IN WITNESS WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.



Date:  August 1, 2005                       CONSULTANT:



                                            /s/  Mike Gibililsco
                                            -----------------------------------
                                                 Mike Gibilisco

                                            Address for Notices:

                                            2005 Tree Fork Lane #113
                                            Longwood, Florida 32750

                                            COMPANY:
                                            JB Toys, LLC & Raven Animation, Inc.
                                            two wholly owned subsidiaries of
                                            Raven Moon Entertainment Inc.



                                            By:  /s/  Joey DiFrancesco
                                               --------------------------------
                                                      Joey DiFrancesco, CEO